SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2006
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure
SIGNATURES
Ex-7.1 Press Release dated December 13, 2006

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2006, Color Kinetics Incorporated’s (the “Company”) Compensation Committee approved an amendment to the Company’s Non-Employee Director Compensation Plan, effective as of January 1, 2007, under which each non-employee director will receive cash compensation of $1,000 for attending an in-person meeting of the board of directors and cash compensation of $500 for attending a meeting of the board of directors held by telephone conference. Additionally, each Chairperson of the Company’s Audit Committee, Compensation Committee and Nominating Committee will receive cash compensation of $500 for attending a meeting of his or her respective committee, whether held in-person or by telephone conference.
Item 7.01 Regulation FD Disclosure
On December 13, 2006, the Company issued a press release announcing the exercise by Deutsche Bank Securities Inc., CIBC World Markets Corp., ThinkEquity Partners LLC and Canaccord Adams Inc. of their over-allotment option to purchase an aggregate of 541,350 shares of common stock from Cree, Inc., Noubar Afeyan, and Ihor Lys. The Company did not receive any of the net proceeds from the sale of shares by Cree, Inc., Mr. Afeyan or Mr. Lys. A copy of the press release is attached hereto as Exhibit 7.1 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Senior Vice President and Chief Financial Officer

Date: December 19, 2006